UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Monro, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts!
MONRO, INC. 2023 Annual Meeting Vote by August 14, 2023 11:59 PM ET

V20049-P96901

You invested in MONRO, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on August 15, 2023.

Get informed before you vote

View the Notice, Proxy Statement and the 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to August 1, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

* Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items			Board Recommends

1.	Elect four directors to Class 2 of the Board of Directors to serve a two-year term and until their successors are duly elected and qualified at the 2025 annual meeting of shareholders;

Nominees:

	01) Stephen C. McCluski	03) Peter J. Solomon	For
	02) Robert E. Mellor	04) Hope B. Woodhouse

2.	Elect one director to Class 1 of the Board of Directors to serve the remainder of the Class 1 term and until her successor is duly elected and qualified at the 2024 annual meeting of shareholders;		For
2a. Lindsay N. Hyde

3.	Approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers;		For

4.	Approve, on a non-binding basis, the frequency of future advisory votes on executive compensation;		Year

5.	Ratify the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 30, 2024;		For

6.	Approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors;		For

7.

Approve an amendment to the Company’s Restated Certificate of Incorporation to increase the conversion ratio of the Class C Convertible Preferred Stock and mandatorily convert the Class C Convertible Preferred Stock into common stock by the 2026 annual meeting of shareholders;

For

8.	Approve an amendment to the Company’s Restated Certificate of Incorporation to provide a revised liquidation preference for the Class C Convertible Preferred Stock upon a liquidation event; and		For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

V20050-P96901